Exhibit 10.1

THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT (“Third Amendment”) is made effective as of November 30, 2006, by and among (i) Federal Services Acquisition Corporation, a Delaware corporation (“FSAC”); (ii) Advanced Technology Systems, Inc., a Virginia corporation (“ATS”); (iii) Delmar Lewis, Claude Rumsey and Harry Katrivanos as all of the shareholders of ATS (collectively, the “Shareholders”); and (iv) Claude Rumsey in his capacity as the Shareholders’ Representative (the “Shareholders’ Representative”).

RECITALS:

R-1.  By the terms of a Stock Purchase Agreement dated April 19, 2006 by and among FSAC, ATS, the Shareholders and the Shareholders’ Representative (the “Initial Agreement”), as amended by a First Amendment to Stock Purchase Agreement dated September 30, 2006 (the “First Amendment”) and a Second Amendment  to Stock Purchase Agreement dated November 8, 2006 (the “Second Amendment” and together with the Initial Agreement and the First Amendment the “Stock Purchase Agreement”), FSAC agreed to purchase from the Shareholders and the Shareholders agreed to sell to FSAC all of the Shareholders respective shares of ATS “Capital Stock” (as defined in the Stock Purchase Agreement) pursuant to the terms and conditions contained therein.

R-2.  Section 10.1(b) of the Initial Agreement provides that either party may terminate the Stock Purchase Agreement if the “Closing” (as defined in the Stock Purchase Agreement) has not occurred by November 30, 2006 for any reason other than a breach of the Stock Purchase Agreement by the terminating party.

R-3.         Pursuant to the terms of the First Amendment, the reference to September 30, 2006 in Section 10.1(b) of the Initial Agreement was deleted and replaced with November 30, 2006.

R-4.  The undersigned wish to amend the Stock Purchase Agreement by this Third Amendment to extend from November 30, 2006 to January 15, 2007, the date specified in Section 10.1(b) of the Stock Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree as follows:

1.  The reference to “November 30, 2006” in Section 10.1(b) of the Stock Purchase Agreement is hereby deleted and replaced with “January 15, 2007.”

2.  This Third Amendment shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws, rules and principles) of the Commonwealth of Virginia applicable to agreements made and to be performed entirely within the Commonwealth of Virginia, including all matters of construction, validity and performance.

3.  Except as specifically amended by this Third Amendment, the Stock Purchase Agreement is unmodified and in full force and effect and is hereby ratified and affirmed by the undersigned.

This Third Amendment may be executed in several counterparts, all of which taken together shall be deemed one and constitute a single instrument.  Any manual signature upon this Third Amendment that is faxed, scanned or photocopied shall for all purposes have the same validity, effect and admissibility in evidence as an original signature and the parties hereby waive any objection to the contrary.

IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

FEDERAL SERVICES
ACQUISITION CORPORATION,
a Delaware corporation

By:	/s/ Edward H. Bersoff
Name: Edward H. Bersoff
Title: Vice Chairman

ADVANCED TECHNOLOGY
SYSTEMS, INC.,
a Virginia corporation

By:	/s/ Claude Rumsey
Name:	Claude Rumsey
Title:	Vice-Chairman

SHAREHOLDERS:

/s/ Delmar Lewis
Delmar Lewis

/s/ Claude Rumsey
Claude Rumsey

/s/ Harry Katrivanos
Harry Katrivanos

SHAREHOLDERS’ REPRESENTATIVE:

/s/ Claude Rumsey
Claude Rumsey